SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-130483

(Commission File Number)

51-0484716

(I.R.S. Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio 44114

(216) 706-2939

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 3, 2008, effective April 25, 2008, W. Nicholas Howley and TransDigm Group Incorporated (the “Company”) entered into an amended and restated employment agreement, replacing Mr. Howley’s then current employment agreement. That agreement provides that upon stockholder approval of the amendment to the Company’s 2006 stock incentive plan to increase the number of shares thereunder, Mr. Howley will receive a grant of 800,000 options to purchase common stock. On July 21, 2008, the Company and Mr. Howley entered into an amendment to the employment agreement clarifying how the options will vest if Mr. Howley’s employment is terminated at or after the end of the term of the employment agreement but prior to full vesting (or lapse) of the options to be granted.

The amendment to Mr. Howley’s employment agreement is attached to this Report as Exhibit 10.1.

9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

10.1	Amendment No. 1 to Employment Agreement, dated as of July 21, 2008, between TransDigm Group Incorporated and W. Nicholas Howley

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2008

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 1 to Employment Agreement, dated as of July 21, 2008, between TransDigm Group Incorporated and W. Nicholas Howley

5